UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2011

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 28, 2011, the Company issued a press release reporting its results for the fourth quarter of 2010 and the full year 2010 (the “Press Release”). In the Press Release, the Company reported a fourth quarter 2010 provision for loan losses of $51.8 million, largely attributable to deterioration in a number of loans made by Cole Taylor Bank to banks and bank holding companies. In addition, the Company reported $7.8 million in nonperforming asset expense.

Since it issued the Press Release, the Company was notified of changes to the 2010 financial results for two of its bank holding company borrowers and received updated valuations on three of its other real estate owned properties. In accordance with accounting guidance and consistent with Company policies and practices, the Company has recorded additional provision for loan losses of $8.1 million and additional nonperforming asset expense of $1.5 million for the fourth quarter of 2010.

Accordingly, the Company’s total provision for loan losses for the quarter ended December 31, 2010 was $59.9 million as compared to the $51.8 million previously reported. The Company’s revised total nonperforming asset expense for the quarter ended December 31, 2010 was $9.3 million as compared to the $7.8 million previously reported. As a result, the Company’s net loss applicable to common stockholders for the quarter ended December 31, 2010 was $48.1 million as compared to the $38.5 million previously reported. For the year ended December 31, 2010, the Company’s net loss applicable to common stockholders was $79.3 million as compared to the $69.7 million previously reported.

Each of the Company’s revised capital ratios will remain substantially above the “well-capitalized” level.

The Company expects to complete its previously announced $25 million issuance of Series F preferred stock prior to the end of the first quarter of 2011. Upon stockholder approval, the Series F preferred stock will automatically convert into shares of the Company’s common stock at a conversion price of $10.00 per share.

The information in Item 7.01 of this Current Report on Form 8-K (“Current Report”) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Randall T. Conte
Randall T. Conte
Chief Financial Officer